ARC Reports Increased EBITDA, Gross Margin and Cash in Shorter Q1

SAN RAMON, CA – (May 6, 2019) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the first quarter ended March 31, 2019.

Financial Highlights:
	Three Months Ended
	March 31,
(All dollar amounts in millions, except EPS)	2019	2018
Net Sales	$97.1	$97.7
Gross Margin	31.6%	30.9%
Net income attributable to ARC	$0.6	$0.6
Adjusted net income attributable to ARC	$0.6	$0.5
Earnings per share - Diluted	$0.01	$0.01
Adjusted earnings per share - Diluted	$0.01	$0.01
Cash provided by (used in) operating activities	$2.7	$(2.0)
EBITDA	$10.6	$10.2
Adjusted EBITDA	$11.2	$10.9
Capital Expenditures	$3.2	$2.9
Debt & Finance Leases (including current), net of unamortized deferred financing fees	$121.3	$138.1
Management Commentary
“We had one less day of sales in the first quarter this year, but its impact was offset by increases in our profitability,” said ARC’s CEO, Suri Suriyakumar. “We were gratified to see continued double-digit growth in AIM, and we were pleased with the sales increase in our equipment and supplies for the period. Print-driven sales in the first quarter were softer due to local and macro-economic conditions on the West Coast, and minor weather disruptions at our service centers in the Midwest and on the East Coast, but we remain focused on overcoming print volume declines in the long-term.”
“Increased EBITDA and cash flows were our biggest wins during the quarter,” said Jorge Avalos, ARC’s CFO. “We made adjustments to our cost structure to manage an estimated decrease of $1.5 million in sales due to one less day in the period, and delivered an increase of $4.6 million in cash flows from operations as compared to prior year. A noteworthy change on the balance sheet this period is a roughly $50 million gross-up due to the recent changes in lease accounting rules. It had no material impact on our statement of operations or cash flows.”

Management also announced that ARC's Board of Directors authorized a share repurchase program that allows the company to purchase up to $15 million of the company's outstanding common stock through March 31, 2021.

2019 First Quarter Supplemental Information:
Net sales were $97.1 million, a 0.6% decrease compared to the first quarter of 2018.

Days sales outstanding were 56 in Q1 2019 and 55 in Q1 2018.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of total net sales, while customers outside of construction made up approximately 21% of total net sales.

Total number of MPS locations at the end of the first quarter grew to approximately 10,580, a net gain of approximately 310 locations over Q1 2018.

Adjusted EBITDA excludes stock-based compensation expense.

	Three Months Ended
	March 31,
Sales from Services and Product Lines as a Percentage of Net Sales	2019	2018
CDIM	52.3%	53.5%
MPS	31.8%	32.2%
AIM	3.4%	3.0%
Equipment and supplies sales	12.5%	11.3%
Outlook
Management maintained its annual outlook for 2019, with fully-diluted annual adjusted earnings per share in the range of $0.17 to $0.22, annual adjusted EBITDA in the range of $52 to $57 million, and cash provided by operating activities in the range of $47 to $52 million.
Authorization for Share Repurchase
At its most recent meeting ARC's Board of Directors approved a share repurchase program that allows the company to purchase up to $15 million of the company's outstanding common stock through March 31, 2021.
Under the new repurchase program, purchases of shares of common stock may be made from time to time in the open market, or in privately negotiated transactions, in compliance with applicable state and federal securities laws. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements, and capital availability. The share buyback program does not obligate the company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time without prior notice.
The company expects that any exercise of the program will be funded by cash flows generated from its operations.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Monday, May 6, 2019, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2019 first quarter. To access the live audio call, dial (877) 823-7014. International callers may join the conference by dialing (647) 689-4066. The conference code is 9955617. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.
About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “overcoming print volume declines in the long-term”, “outlook”, and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	March 31,	December 31,
Current assets:	2019	2018
Cash and cash equivalents	$18,770	$29,433
Accounts receivable, net of allowances for accounts receivable of $2,082 and $2,016	60,108	58,035
Inventories, net	16,278	16,768
Prepaid expenses	5,315	4,937
Other current assets	7,318	6,202
Total current assets	107,789	115,375
Property and equipment, net of accumulated depreciation of $203,924 and $199,480	69,984	70,668
Right-of-use assets from operating leases	44,783	—
Goodwill	121,051	121,051
Other intangible assets, net	4,253	5,126
Deferred income taxes	24,779	24,946
Other assets	2,266	2,550
Total assets	$374,905	$339,716
Current liabilities:
Accounts payable	$24,739	$24,218
Accrued payroll and payroll-related expenses	9,626	17,029
Accrued expenses	19,418	17,571
Current operating lease liabilities	11,756	—
Current portion of long-term debt and finance leases	22,312	22,132
Total current liabilities	87,851	80,950
Long-term operating lease liabilities	40,013	—
Long-term debt and finance leases	99,006	105,060
Other long-term liabilities	468	6,404
Total liabilities	227,338	192,414
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 48,969 and 48,492 shares issued and 46,269 and 45,818 shares outstanding	49	48
Additional paid-in capital	124,182	123,525
Retained earnings	29,989	29,397
Accumulated other comprehensive loss	(3,919)	(3,351)
	150,301	149,619
Less cost of common stock in treasury, 2,700 and 2,674 shares	9,416	9,350
Total ARC Document Solutions, Inc. stockholders’ equity	140,885	140,269
Noncontrolling interest	6,682	7,033
Total equity	147,567	147,302
Total liabilities and equity	$374,905	$339,716

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended
	March 31,
	2019	2018
Net sales	$97,122	$97,708
Cost of sales	66,447	67,523
Gross profit	30,675	30,185
Selling, general and administrative expenses	27,637	27,301
Amortization of intangible assets	895	1,008
Income from operations	2,143	1,876
Other income, net	(18)	(81)
Interest expense, net	1,430	1,442
Income before income tax provision	731	515
Income tax provision	284	39
Net income	447	476
Loss attributable to the noncontrolling interest	145	152
Net income attributable to ARC Document Solutions, Inc. shareholders	$592	$628
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average common shares outstanding:
Basic	45,118	44,741
Diluted	45,355	44,855

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net income	$447	$476
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Allowance for accounts receivable	232	327
Depreciation	7,423	7,129
Amortization of intangible assets	895	1,008
Amortization of deferred financing costs	55	60
Stock-based compensation	608	653
Deferred income taxes	175	(92)
Deferred tax valuation allowance	(8)	57
Other non-cash items, net	(60)	(44)
Changes in operating assets and liabilities:
Accounts receivable	(2,537)	(2,913)
Inventory	359	524
Prepaid expenses and other assets	1,798	(150)
Accounts payable and accrued expenses	(6,722)	(9,014)
Net cash provided by (used in) operating activities	2,665	(1,979)
Cash flows from investing activities
Capital expenditures	(3,196)	(2,892)
Other	166	380
Net cash used in investing activities	(3,030)	(2,512)
Cash flows from financing activities
Proceeds from issuance of common stock under Employee Stock Purchase Plan	50	44
Share repurchases	(66)	(60)
Contingent consideration on prior acquisitions	(3)	(53)
Payments on long-term debt agreements and finance leases	(5,750)	(5,751)
Borrowings under revolving credit facilities	8,250	2,000
Payments under revolving credit facilities	(12,125)	(5,875)
Net cash used in financing activities	(9,644)	(9,695)
Effect of foreign currency translation on cash balances	(654)	95
Net change in cash and cash equivalents	(10,663)	(14,091)
Cash and cash equivalents at beginning of period	29,433	28,059
Cash and cash equivalents at end of period	$18,770	$13,968
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Finance lease obligations incurred	$3,664	$3,275

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2019	2018
CDIM	$50,805	$52,320
MPS	30,907	31,467
AIM	3,262	2,923
Equipment and supplies sales	12,148	10,998
Net sales	$97,122	$97,708

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by (used in) operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Cash flows provided by (used in) operating activities	$2,665	$(1,979)
Changes in operating assets and liabilities	7,102	11,553
Non-cash expenses, including depreciation and amortization	(9,320)	(9,098)
Income tax provision	284	39
Interest expense, net	1,430	1,442
Loss attributable to the noncontrolling interest	145	152
Depreciation and amortization	8,318	8,137
EBITDA	10,624	10,246
Stock-based compensation	608	653
Adjusted EBITDA	$11,232	$10,899

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$592	$628
Interest expense, net	1,430	1,442
Income tax provision	284	39
Depreciation and amortization	8,318	8,137
EBITDA	10,624	10,246
Stock-based compensation	608	653
Adjusted EBITDA	$11,232	$10,899
See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$592	$628
Deferred tax valuation allowance and other discrete tax items	26	(149)
Adjusted net income attributable to ARC Document Solutions, Inc.	$618	$479

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average common shares outstanding:
Basic	45,118	44,741
Diluted	45,355	44,855

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average common shares outstanding:
Basic	45,118	44,741
Diluted	45,355	44,855
See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three months ended March 31, 2019 and 2018 to reflect the exclusion of changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three months ended March 31, 2019 and 2018.
We have presented adjusted EBITDA for the three months ended March 31, 2019 and 2018 to exclude stock-based compensation expense. The adjustment of EBITDA is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.